Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated June 29, 2022, with respect to the consolidated financial statements and financial statement schedule II of General Mills Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Minneapolis, Minnesota

September 30, 2022